                                 FIRST AMENDMENT
                                       TO
                           PURCHASE AND SALE AGREEMENT


        This First Amendment to Purchase and Sale Agreement (this "AMENDMENT") is entered into as of August 27, 2004 by and between AEW/McCord, L.P. ("SELLER") and Harvard Property Trust, LLC ("PURCHASER").

                                   BACKGROUND

        A. Seller and Purchaser entered into a Purchase and Sale Agreement dated as of July 23, 2004 (the "PURCHASE AGREEMENT") concerning certain premises located Travis Tower, Houston, Texas. Capitalized terms used herein without definition have the meaning given to them in the Purchase Agreement.

        B. Seller and Purchaser wish to amend the Purchase Agreement as provided below.

                                    AGREEMENT

        NOW THEREFORE, for valuable consideration, the Seller and Purchaser agree as follows:

1.      Purchaser acknowledges and agrees that: (i) the Study Period has ended;
        (ii) Purchaser has completed its due diligence review of all matters relating to the Property and the transaction contemplated by the Purchase Agreement including, without limitation, title and survey matters, the income and expenses of the Property, matters relating to the Leases and the Tenants, the physical and environmental condition of the Property, market conditions affecting the Property, and all other matters relating to the Property that Purchaser deems relevant; and
        (iii) Purchaser has approved all of the foregoing matters. Without limiting the foregoing, Purchaser acknowledges and agrees: (a) that the Title Objection Date has passed and that Purchaser did not send a Title Objection Notice under Section 4.1 of the Purchase Agreement; and (b) that the Study Period has ended and that Purchaser has no right to terminate the Purchase Agreement under Section 5.2 thereof.

2. Purchaser represents to Seller that, prior to the date hereof, Purchaser has delivered Three Million Dollars ($3,000,000) into escrow as required under Section 3.1 of the Purchase Agreement (the "CURRENT DEPOSIT").

3. The "Closing Date," as defined in Section 1.1 of the Purchase Agreement, is hereby amended to October 1, 2004. Notwithstanding anything in the Purchase Agreement to the contrary, Purchaser acknowledges that it has no right to extend the Closing Date.

4. Purchaser agrees that all conditions precedent to the Purchaser's obligations under the Purchase Agreement are hereby waived (whether contained in Section 6.2 or elsewhere in the Purchase Agreement). Without limiting the foregoing, and notwithstanding anything to the contrary in the Purchase Agreement, in the event of any casualty or condemnation, Purchaser shall not be entitled to terminate the Purchase Agreement under Section 6.3(a) or 6.4(a), but instead shall be obligated to proceed under Section 6.3(b) or 6.4(b), as applicable.

5. On the date hereof, Purchaser shall pay to Seller $7,000,000 (the "SELLER FUNDS") by wire transfer of immediately available funds. Purchaser agrees that the Seller Funds are fully earned by Seller as of the date hereof and are not refundable under any circumstances. The Seller Funds shall be credited against the Purchase Price at Closing.

6. Attached hereto as EXHIBIT A is a copy of Purchaser's mortgage loan commitment (the "LOAN COMMITMENT") from Bear Stearns (the "PURCHASER'S LENDER") to Purchaser, pursuant to which the Purchaser's Lender has committed to making a mortgage loan to Purchaser at Closing in the amount of Thirty Seven Million Seven Hundred and Fifty Thousand Dollars ($37,750,000) (the "PURCHASER'S LOAN AMOUNT"). Purchaser hereby warrants and represent to Seller that: (i) the copy attached hereto as EXHIBIT A is a true and complete copy of the Loan Commitment; (ii) the Loan Commitment is in full force and effect and there is no default thereunder; (iii) the Loan Commitment has not be amended, restated, terminated or withdrawn; and (iv) Purchaser will use its best efforts to close a loan from the Purchaser's Lender at Closing for no less than the Purchaser's Loan Amount.

7. On the date hereof, Purchaser shall deliver to the Escrow Agent an amount equal to Fifty Two Million Dollars ($52,000,000), less (a) the Seller Funds, (b) the Purchaser's Loan Amount , and (c) the Current Deposit (such amount, the "FINAL DEPOSIT"), which Final Deposit will become part of the Deposit and will be held by Escrow Agent pursuant to the terms of Section 3.1 of the Purchase Agreement.

8. Notwithstanding anything contained in this Amendment to the contrary, in the event of a default by Seller that entitles Purchaser to exercise remedies under Section 10.3 of the Purchase Agreement, Purchaser shall have the right to exercise such remedies (and for purposes of clause (a) of Section 10.3, the "Deposit" shall be deemed to include the Seller Funds as well as other funds falling within the definition of "Deposit" set forth in the Purchase Agreement).

9. EXHIBIT E attached to the Purchase Agreement is hereby deleted and replaced in its entirety by EXHIBIT E attached hereto and incorporated herein.

10. Seller agrees that, at its own expense, it shall terminate the Parking Agreement effective as of the Closing.

11. This Amendment may be executed by facsimile and in counterparts and it shall be sufficient that the signature of each party appear on one or more of such counterparts.

12. Except as otherwise provided above, the Purchase Agreement is ratified and confirmed and remains in full force and effect. All references in the Purchase Agreement to "this Agreement" shall mean the Purchase Agreement as amended by this Amendment.

                 [Balance of this page intentionally left blank]

         EXECUTED under seal as of the date first written above.

SELLER:                                              PURCHASER:
------                                               ---------

AEW/MCCORD, L.P.,                                    HARVARD PROPERTY TRUST, LLC,
a Delaware limited partnership                       a Delaware limited liability company

By:  McCord Holdings (Texas) GP #1, L.L.C.,
     a Delaware limited liability company, its       By: :______________________
     Administrative Partner                          Name:_____________________
                                                     Title:______________________

     By:
     Name:
     Title:



By:  Eastrich No. 203, LLC, a Delaware limited
     liability company, its Managing Partner

     By:________________________________
     Name:
     Title:

                           RECEIPT BY THE ESCROW AGENT
                           ---------------------------

        Escrow Agent hereby confirms receipt of this Amendment and the receipt of the Final Deposit, as defined herein.


                                        ESCROW AGENT

                                        Partners Title Company


                                        By:  ___________________________
                                             Name:______________________
                                             Title:_____________________

                                    EXHIBIT A
                                    ---------

                                 LOAN COMMITMENT


                             SEE ATTACHED COMMITMENT

                                    EXHIBIT E
                                    ---------

                          TELECOMMUNICATION AGREEMENTS



Metropolitan Fiber Systems of Houston, Inc.  - Agreement dated June 1, 2001.

Winstar Wireless, Inc.  - Agreement dated July 31, 2000.

Time Warner Telecom - Agreement dated July 28, 2004.

XO Communications - Agreement dated August 10, 2000.

Verizon Wireless - Agreement dated July 9, 2004.

Cypress Communications -Agreement dated November 25, 1999